Exhibit 99.1

OPNET Announces Financial Results for First Quarter of Fiscal 2010

September Dividend Set at $0.09 Per Share

BETHESDA, MD—July 30, 2009—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for managing networks and applications, today announced that revenue for the first fiscal quarter, ended June 30, 2009, was $27.7 million, compared to $30.1 million for the same quarter in the prior fiscal year. Earnings per share for the first quarter of fiscal 2010 were negative $0.02, compared to positive $0.04 for the first quarter of fiscal 2009. The Company also announced today a quarterly dividend of $0.09 per share, consistent with the Company’s fiscal 2010 dividend target of $0.36, payable on September 29, 2009 to shareholders of record as of September 15, 2009.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are disappointed by our fiscal Q1 revenue. We believe that the challenging economy significantly impacted our customers’ ability to execute purchases, especially purchases of our network planning, engineering and operations solutions.”

Mr. Cohen continued, “Despite the challenging economy, we continue to see indicators that our strategies to increase sales of our application performance management (APM) solutions are producing results. Our APM license bookings increased approximately 17% quarter over quarter and approximately 6% year over year. During the quarter we also closed the largest international corporate enterprise deal in our history, which we won in a competitive bid process against key players in the APM space. Revenue from this international APM sale will be recognized in future quarters as we deliver against the contract. We believe that our efforts to increase APM solution sales, together with the competitive advantages offered by our comprehensive solutions will enable us to grow market share and increase revenue when the economy improves.”

The Company’s first quarter fiscal 2010 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the First Quarter of Fiscal 2010:

•

Total revenue decreased year-over-year 7.9% to $27.7 million from $30.1 million for the same quarter of fiscal 2009. Total revenue for the quarter decreased sequentially 4.1% from $28.9 million for the fourth quarter of fiscal 2009.

•

License revenue decreased year-over-year by 31.1% to $8.9 million from $12.9 million for the same quarter of fiscal 2009. License revenue for the quarter decreased sequentially 16.6% from $10.7 million for the fourth quarter of fiscal 2009.

•

Deferred revenue increased to a record $33.2 million at quarter end, a 5.6% increase year-over-year from $31.4 million at the end of the same quarter of fiscal 2009 and a 0.2% increase sequentially from $33.1 million at the end of the fourth quarter of fiscal 2009.

•

Gross profit decreased year-over-year to $19.9 million from $22.2 million for the same quarter of fiscal 2009. Gross profit decreased sequentially from $21.2 million in the fourth quarter of fiscal 2009.

•

Operating income decreased year-over-year to negative $624,000 from positive $945,000 for the same quarter of fiscal 2009. Operating income decreased sequentially from negative $484,000 in the fourth quarter of fiscal 2009.

Non-GAAP Financial Highlights for the First Quarter of Fiscal 2010:

•

Non-GAAP gross profit decreased year-over-year to $20.4 million from $22.9 million for the same quarter of fiscal 2009. Non-GAAP gross profit decreased sequentially from $21.7 million in the fourth quarter of fiscal 2009.

•

Non-GAAP operating income decreased year-over-year to $289,000 from $2.0 million for the same quarter of fiscal 2009. Non-GAAP operating income decreased sequentially from $419,000 in the fourth quarter of fiscal 2009.

•

Non-GAAP operating margin decreased year-over year to 1.0% from 6.6% for the same quarter of fiscal 2009. Non-GAAP operating margin decreased sequentially from 1.4% in the fourth quarter of fiscal 2009.

•

Non-GAAP net income decreased year-over-year to $189,000 from $1.4 million for the same quarter of fiscal 2009. Non-GAAP net income decreased sequentially from $470,000 in the fourth quarter of fiscal 2009.

Second Quarter Fiscal Year 2010 Financial Outlook

OPNET currently expects fiscal 2010 second quarter GAAP revenue to be between $27.5 million and $30.0 million, and GAAP diluted earnings per share to be between negative $0.04 and positive $0.04. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Thursday, July 30, 2009 at 5:00 pm Eastern Time to review financial results for the first quarter of fiscal 2010.

To listen to the OPNET investor conference call:

•	Call 888-334-3037 in the U.S. or 719-325-2172 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 888-203-1112 or 719-457-0820 for international callers. For replay, enter replay passcode # 4015381. The replay will be available from 8:00 pm Eastern Time July 30th through 11:59 pm Eastern Time August 6th.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — software license updates, technical support and services

•	cost of revenue — professional services

•	operating expenses — research and development

•	operating expenses — sales and marketing

•	operating expenses — general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net (loss) income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net (loss) income changes from negative to positive when compared to the GAAP net (loss) income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common stares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of solutions for managing networks and applications. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update statements. Forward-looking statements, including statements regarding our ability to grow market share and increase revenue and statements concerning expected revenue and earnings per share for the second quarter of fiscal 2010, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as filed with the Securities and Exchange Commission on June 5, 2009. The risk factors set forth in the Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Margarita Castillo	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,
	2009	2008

Revenue:
New software licenses	$8,914	$12,936
Software license updates, technical support, and services	11,300	9,741
Professional services	7,513	7,417

Total revenue	27,727	30,094

Cost of revenue:
New software licenses	1,106	629
Software license updates, technical support, and services	1,227	1,121
Professional services	5,031	5,527
Amortization of acquired technology and customer relationships	436	579

Total cost of revenue	7,800	7,856

Gross profit	19,927	22,238

Operating expenses:
Research and development	7,886	7,523
Sales and marketing	10,303	10,935
General and administrative	2,362	2,835

Total operating expenses	20,551	21,293

(Loss) income from operations	(624)	945
Interest and other income, net	68	425

(Loss) income before (benefit) provision for income taxes	(556)	1,370
(Benefit) provision for income taxes	(197)	563

Net (loss) income	$(359)	$807

Basic net (loss) income per common share	$(0.02)	$0.04

Diluted net (loss) income per common share	$(0.02)	$0.04

Basic weighted average common shares outstanding	20,448	20,217

Diluted weighted average common shares outstanding	20,448	20,416

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Three Months Ended March 31,
	2009	2008	2009

GAAP gross profit	$19,927	$22,238	$21,200
Stock-based compensation expense included in cost of revenue	39	35	26
Amortization of intangibles included in cost of revenue	436	579	471

Non-GAAP gross profit	$20,402	$22,852	$21,697

GAAP (loss) income from operations	$(624)	$945	$(484)
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	427	379	381
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	486	663	521

Non-GAAP income from operations	$289	$1,987	$418

GAAP net (loss) income	$(359)	$807	$(72)
Stock-based compensation expense — total	427	379	381
Amortization of intangibles — total	486	663	521
Provision for income tax (1)	(365)	(417)	(360)

Non-GAAP net income	$189	$1,432	$470

Diluted net (loss) income per common share:
GAAP	$(0.02)	$0.04	$(0.00)

Non-GAAP	$0.01	$0.07	$0.02

Diluted weighted average common shares outstanding
GAAP	20,448	20,416	20,396

Non-GAAP	20,606	20,416	20,547

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$90,456	$90,990
Marketable securities	1,000	999
Accounts receivable, net	22,910	24,086
Unbilled accounts receivable	5,242	5,476
Inventory	581	722
Deferred income taxes, prepaid expenses and other current assets	4,668	4,043

Total current assets	124,857	126,316

Property and equipment, net	13,742	13,984
Intangible assets, net	5,707	6,193
Goodwill	14,639	14,639
Deferred income taxes and other assets	5,109	4,932

Total assets	$164,054	$166,064

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,205	$485
Accrued liabilities	9,757	11,561
Other income taxes	1,072	849
Deferred rent	402	364
Deferred revenue	30,166	30,223

Total current liabilities	42,602	43,482

Accrued liabilities	67	69
Deferred rent	2,455	2,571
Deferred revenue	3,029	2,910
Other income taxes	559	527

Total liabilities	48,712	49,559

Stockholders’ equity:
Common stock	28	28
Additional paid-in capital	93,840	93,292
Retained earnings	37,351	39,570
Accumulated other comprehensive (loss) income	(607)	(1,171)
Treasury stock, at cost	(15,270)	(15,214)

Total stockholders’ equity	115,342	116,505

Total liabilities and stockholders’ equity	$164,054	$166,064